UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2011
AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
180 Maiden Lane
New York, New York 10038
(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 770-7000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.	Entry Into a Material Definitive Agreement.
On April 19, 2011, Eaglestone Reinsurance Company (“Eaglestone”), a subsidiary of American International Group, Inc., (“AIG”), and National Indemnity Company (“NICO”), a subsidiary of Berkshire Hathaway, Inc. (“Berkshire”), entered into a Master Transaction Agreement, pursuant to which, at closing, Eaglestone and NICO will enter into a Loss Portfolio Retrocession Agreement. The Loss Portfolio Retrocession Agreement will transfer the bulk of AIG’s U.S. asbestos liabilities to NICO. The transaction does not cover asbestos accounts that AIG believes have already been reserved to their limit of liability or certain other ancillary asbestos exposure assumed by AIG insurance company subsidiaries. Eaglestone, and certain other AIG insurance company subsidiaries, will also enter into certain other related agreements with NICO at closing (such agreements, including the Loss Portfolio Retrocession Agreement, the “Agreements”).
Under the Agreements: (i) in exchange for a payment of approximately $1.65 billion, NICO will assume from Eaglestone the bulk of the asbestos loss portfolio Eaglestone previously assumed from certain AIG insurance company subsidiaries pursuant to a separate reinsurance agreement; (ii) NICO will obtain the benefit of, and assume the risk of collection on, AIG’s third-party reinsurance recoverables of approximately $2.8 billion in respect of the ceded asbestos reserves; (iii) NICO will assume responsibility for certain administrative services, including claims handling, for the portfolio it will assume; (iv) NICO, in order to secure its obligations to Eaglestone, will deposit the aforementioned $1.65 billion payment into a collateral trust; and (v) Berkshire will provide a limited guarantee of NICO’s payment obligations to Eaglestone. In addition, under a Capital Maintenance Agreement between AIG and Eaglestone, AIG has committed to provide capital to Eaglestone in the event that Eaglestone’s statutory capital falls below a certain defined level. NICO’s overall limit of liability under the Agreements, net of third party reinsurance it actually recovers, is $3.5 billion.
This transaction will be accounted for as retroactive reinsurance in AIG’s consolidated financial statements and is expected to result in a deferred pre-tax gain of approximately $200 million in the second quarter of 2011.
The closing of the transaction contemplated by the Master Transaction Agreement is subject to receipt of required regulatory approvals, execution of definitive transaction documentation, and satisfaction of other conditions.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)
Date: April 20, 2011	By:	/s/ Kathleen E. Shannon
		Name:	Kathleen E. Shannon
		Title:	Senior Vice President and Deputy General Counsel